UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 28, 2024, Profire Energy, Inc. (the “Company” or “we”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CECO Environmental Corp., a Delaware corporation (“Parent”), and Combustion Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly owned subsidiary of Parent. The Merger Agreement provides for the acquisition of the Company by Parent in a two-step all cash transaction, consisting of a tender offer, followed by a subsequent merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, Parent will cause Merger Sub to commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share of the Company (the “Company Common Stock”), at a price per share of Company Common Stock of $2.55 (the “Offer Price”) net to the seller thereof in cash, without any interest, subject to any required withholding taxes.

The Offer will initially remain open for 20 business days from the date of commencement of the Offer (unless otherwise agreed to in writing by Parent and the Company). If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for up to 3 additional periods of up to 10 business days per extension (with each such period to expire at one minute after 11:59 p.m. Eastern Time on the last business day of such period) (or such other duration as may be agreed in writing by Parent and the Company), to permit such conditions to the Offer to be satisfied.

The obligation of Merger Sub to accept for payment Shares validly tendered pursuant to the Offer is subject to customary closing conditions, including: (a) the number of shares of Company Common Stock validly tendered and not validly withdrawn prior to the expiration time of the Offer, when added to any shares of Company Common Stock already owned by Parent, Merger Sub or any of Parent’s other subsidiaries, equals at least a majority of the voting power of the then issued and outstanding shares of Company Common Stock (the “Minimum Tender Condition”); (b) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to any applicable Company Material Adverse Effect (as defined in the Merger Agreement) and other materiality qualifiers); (c) the absence of any Material Adverse Effect; and (d) the waiting period applicable to the Offer under the Hart-Scott-Rodino Act of 1976 shall have expired or been terminated.

As soon as practicable following the acceptance of the shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer (the “Offer Closing”), subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Merger will be effected pursuant to Section 92A.133 of the Nevada Revised Statues (the “NRS”) and Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), without a vote of the Company stockholders.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (a) owned by Parent, the Merger Sub or the Company (as treasury stock or otherwise) or any of their direct or indirect wholly owned Subsidiaries shall be cancelled and retired and shall cease to exist, and consideration will be delivered in exchange therefor, and (b) other than the shares contemplated in the foregoing clause (a), shall be converted into the right to receive, in cash and without interest, an amount equal to the Offer Price (the “Merger Consideration”) in cash, without any interest, subject to any required withholding taxes.

As the Effective Time, each award of restricted stock units relating to a share of Company Common Stock (“Company RSU”) that is outstanding under the Company’s 2014 Equity Incentive Plan and 2023 Equity Incentive Plan as of immediately prior to the Effective Time, whether or not then vested, shall fully vest and be canceled and converted into the right to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (a) the aggregate number of shares of restricted stock, assuming that Company RSU with vesting requirements subject to performance goals have been met at the maximum level of performance, and (b) the Merger Consideration, less any taxes required to be withheld.:
The Merger Agreement contains various customary representations and warranties of the Company, Parent and Merger Sub. Many of the representations made by the Company are subject to and qualified by a Material Adverse Effect and/or Knowledge of the Company standard.

The Company, Parent and Merger Sub have also made certain customary covenants in the Merger Agreement, including (a) covenants by the Company regarding the operation of its business and that of its Subsidiaries prior to the Effective Time and (b) a non-solicitation covenant prohibiting the Company, its Subsidiaries and their respective officers and directors from directly or indirectly facilitating or encouraging the submission of a Takeover Proposal, the making of a proposal that could be reasonably expected to lead to a Takeover Proposal or taking certain other restricted actions in connection therewith. Notwithstanding the foregoing, if, prior to the Offer Closing, the Company receives a bona fide unsolicited written Takeover Proposal that did not result from a material breach of the non-solicitation covenant and the Company’s board of directors (the “Company Board”) determines in good faith, after consulting with financial and legal advisors, that such proposal could reasonably constitute a Superior Proposal and that failure to take such action would reasonably be inconsistent with the directors’ fiduciary duties under applicable law, the Company may take certain actions to participate in discussions and negotiations and to furnish information with respect to such Takeover Proposal.

The Company shall prepare and file a Solicitation/Recommendation Statement on Schedule 14D-9 and, subject to certain exceptions, the Company Board shall recommend that the stockholders accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer (the “Company Board Recommendation”) and not withdraw, amend, modify or qualify such Company Board Recommendation in a manner adverse to Parent or Merger Sub. However, subject to the satisfaction of certain terms and conditions, the Company and the Company Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) if, among other things, the Company Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable law.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including, among others, the right of: (a) each of Company and Parent to terminate the Merger Agreement if the Offer Closing has not occurred on or before March 31, 2025, (b) the Company to terminate the Merger Agreement if, prior to the Offer Closing, the Company Board has authorized the Company to enter into a definitive agreement with respect to a Superior Proposal in compliance with the Company’s superior proposal covenants and the Company ultimately enters into a definitive agreement for such Superior Proposal, and (c) Parent to terminate the Merger Agreement, if prior to the Offer Closing, a Company Adverse Recommendation Change has occurred or the Company has intentionally breached or intentionally failed to perform its non-solicitation covenants in any material respect.

Upon termination of the Merger Agreement pursuant to the termination rights described in clauses (b) and (c) of the immediately preceding paragraph, the Company will be required to pay Parent a termination fee of $4,375,000.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement, and the foregoing description of the Merger Agreement, have been included to provide investors and our stockholders with information regarding the terms of the Merger. The assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in a confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Merger Sub at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, on October 28, 2024 Brenton Hatch (and certain of his affiliates), the Chairman of the Company Board, Ryan Oviatt, the Co-Chief Executive Officer and Chief Financial Officer of the Company, and Cameron Tidball, the Co-Chief Executive Officer of the Company (collectively, the “Stockholders”), will each enter into a Tender and Support Agreement (the “Tender and Support Agreement”) with Parent and Merger Sub. The Tender and Support Agreements provide, among other things, that the Stockholders will tender, or cause to be tendered, in the Offer (a) all of the Company Common Stock beneficially owned, as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, by each Stockholder, respectively, as of the date of the Tender and Support Agreements and (b) all shares of Company Common Stock or other voting securities of the Company that are issued to or otherwise directly or indirectly acquired by and become owned by such Stockholder after the execution of the Tender and Support Agreement (clauses (a) and (b), the “Owned Shares”). By entering into the Tender and Support Agreements, the Stockholders also agreed to other customary terms and conditions, including certain restrictions on transferring their Owned Shares and issuing public statements or press releases. Each of the Stockholders’ respective obligations under the Tender and Support Agreement will automatically terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with it terms, (ii) the time of the Offer Closing, provided that each Stockholder has tendered all of its Owned Shares and complied with the covenants in the Tender and Support Agreement, (iii) the making of a Company Adverse Recommendation Change in accordance with the Merger Agreement, (iv) the entry of Parent or Merger Sub, without the prior written consent of the Stockholders, into any amendment or modification of the Merger Agreement that decreases the Offer Price or changes the form of Merger Consideration and (v) the termination of the Tender and Support Agreement by written notice from Parent and Merger Sub.

Item 8.01 Other Events.

On October 29, 2024, Parent and the Company issued a joint press release announcing their entry into the Merger Agreement. A copy of this press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Important Information for Investors and Stockholders

The Offer has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the offer is commenced, Parent and Merger Sub will file a Tender Offer

Statement on Schedule TO with the SEC with respect to the Offer and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Company shareholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other documents) and the Solicitation/Recommendation Statement, as they be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at https://ir.profireenergy.com/sec-filings/all-sec-filings.

Cautionary Notes Regarding Forward Looking Statements
Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, plans and objectives, and management’s beliefs, expectations or opinions, may contain forward-looking information. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “believe,” “will,” “should,” “estimate,” “anticipate,” “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continue,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.
Actual results, developments and business decisions may differ materially from those expressed or implied in any forward-looking statements as a result of numerous factors, risks and uncertainties over which Parent, Merger Sub and the Company have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied, including uncertainties as to how many of the Company’s shareholders will tender their shares in the tender offer and the possibility that if the transaction does not close by March 31, 2025 the Merger Agreement may be terminated; (2) the parties’ ability to complete the proposed transaction contemplated by the Merger Agreement in the anticipated timeframe or at all; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the Merger Agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the oil and gas industry; (10) stock trading prices, including the impact of the proposed transaction on the Company’s stock price and the corresponding impact that failure to close the proposed transaction would be expected to have on the Company’s stock price; (11) the participation of third parties in the consummation of the proposed transaction; and (12) other factors discussed from time to time in the reports of the Company filed with the SEC, including the risks and uncertainties contained in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on March 13, 2024, and related sections in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available free of charge at http://www.sec.gov or under the “Investors Relations” section of the Company’s website at https://ir.profireenergy.com/sec-filings.
Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits The following exhibits are furnished as part of this current Report of Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 28, 2024, by and among the Company, Parent, and Merger Sub
99.1	Press Release, Dated October 29, 2024
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

October 29, 2024	By:/s/ Ryan W. Oviatt
Name: Ryan W. Oviatt
Title: Co-Chief Executive Officer & President

By: /s/ Cameron M. Tidball
Name: Cameron M. Tidball
Title: Co-Chief Executive Officer & President